UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2009

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1288 Ala Moana Blvd., Suite 220 Honolulu, Hawaii		96814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 3 to Second Amended and Restated Supply Agreement with Solarfun Power Hong Kong Limited

On May 13, 2008, Hoku Materials, Inc., a wholly owned subsidiary of Hoku Scientific, Inc., and Solarfun Power Hong Kong Limited, or Solarfun, a subsidiary of Solarfun Power Holdings Co., Ltd., entered into a Second Amended and Restated Supply Agreement, or the Supply Agreement, pursuant to which we have agreed to sell to Solarfun, and Solarfun has agreed to purchase from us, specified quantities of polysilicon over a ten-year period.  On October 22, 2008, we entered into Amendment No.1 to Second Amended and Restated Supply Agreement with Solarfun, or Amendment No. 1, and on March 26, 2009, we entered into Amendment No. 2 to Second Amended and Restated Supply Agreement with Solarfun, or Amendment No. 2.  Pursuant to the Supply Agreement, Amendment No. 1, and Amendment No. 2, Solarfun has paid to us $37 million as a prepayment for future polysilicon product deliveries, and is obligated to pay us an additional $18 million in prepayments in increments of $8 million that was to have been paid in July 2009, $1 million that was to have been paid in each of August and September 2009, $3 million that was to have been paid in October 2009, and $5 million that was to be paid in January 2010.  Solarfun did not pay the $13 million due in July through October 2009, and Hoku had the right to terminate the Supply Agreement, and retain all prepayments received.

On November 15, 2009, we entered into Amendment No. 3 to Second Amended and Restated Supply Agreement with Solarfun, or Amendment No. 3, which became effective on December 4, 2009, the date when Solarfun paid us $8 million of the $13 million prepayment balance that was past due.  Under Amendment No. 3, we agreed that Solarfun could pay us the $13 million that was due in July through October 2009, in increments of $8 million, which was paid on December 4, 2009, $4 million to be paid in March 2010, and $1 million to be paid when we commence the shipment of polysilicon to Solarfun.  The balance of $5 million that was payable in January 2010, is to be paid in equal monthly increments of $1 million during each of the five subsequent months after the month of the first shipment.  Solarfun retains the right to terminate the Supply Agreement if Hoku has not commenced shipments by June 30, 2010, and Hoku retains the right to terminate the Supply Agreement, and retain all prepayments received, if Solarfun fails to pay any of its future prepayments when due.

Amendment No. 3 to Second Amended and Restated Supply Agreement will be filed with our Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 8, 2009

Hoku Scientific, Inc.

By:	/s/ Dustin Shindo
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer